Exhibit 23.2

                       Independent Auditors' Consent



As independent public accountants, we hereby consent to the incorporation of our report on the financial statements as of December 31, 1997 and for the year then ended, included in this Form 10-K, into 1mage Software, Inc.'s previously filed Registration Statements on Form S-3
(File No. 333-35265) and Forms S-8 (File Nos. 33-78096 & 333-30787).



/s/ Cribari & Gustafson, LLP
-------------------------
Cribari & Gustafson, LLP


Denver, CO
February 6, 1998